UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): October 22, 2007
HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED
(Exact Name of Registrant as Specified in Charter)

Delaware	001-09764	11-2534306
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)
1101 Pennsylvania Avenue, N.W., Suite 1010
Washington, D.C. 20004
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (202) 393-1101

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     Note Purchase Agreement
     On October 22, 2007, Harman International Industries, Incorporated (the “Company”) entered into a note purchase agreement (the “Purchase Agreement”) under which it agreed to sell $400 million aggregate principal amount of its 1.25% Convertible Senior Notes due 2012 (the “Notes”) to an affiliate of Kohlberg Kravis Roberts & Co. L.P. (“KKR”), GS Capital Partners VI Fund, L.P. and its related funds, which are sponsored by Goldman, Sachs & Co. (“GSCP”), and two financial institutions, Citibank, N.A. (“Citibank”) and HSBC USA, Inc. (“HSBC”) (collectively, the “Purchasers”). Concurrently with the purchase of the Notes by Citibank and HSBC, each of them entered into an arrangement with an affiliate of KKR pursuant to which the KKR affiliate will have substantial economic benefit and risk associated with such Notes. The issuance and sale of the Notes was concluded on October 23, 2007.
     The Purchase Agreement provides that KKR has the right to designate a nominee to the Company’s Board of Directors (the “Board”) for the Board’s consideration. Pursuant to the terms of the Purchase Agreement, the designee must be qualified and suitable to serve under all applicable Company policies and guidelines and other regulatory requirements, meet the independence requirements of the New York Stock Exchange and otherwise be acceptable to the Board in its good faith discretion (the “Membership Requirements”). For so long as KKR continues to have ownership rights as to at least $200 million principal amount of the Notes or until the occurrence of other specified events, KKR shall have the right to (i) select a successor designee in the event the designee ceases to serve on the Board provided the Membership Requirements are met and (ii) board observation rights in the event no KKR designee is serving on the Board for any reason.
     The Purchase Agreement also provides, subject to certain exceptions, that (i) the Purchasers are restricted from selling or otherwise transferring the Notes or common stock issued upon conversion of the Notes to non-affiliates for a period of 12 months following the closing and (ii) KKR will comply with the Company’s stock trading policies until three months after the KKR designee resigns from or ceases to serve on the Board or KKR waives its rights to propose a designee to the Board.
     The Purchase Agreement also provides that, subject to certain exceptions, each of KKR and GSCP is prohibited from acquiring more than 1% of the Company’s voting stock (not including shares of common stock issuable upon conversion of the Notes) until the earlier of (i) October 15, 2012 and (ii) three months after it ceases to hold any Notes or common stock issued upon conversion of the Notes. In the case of KKR, the period will be extended until three months after the KKR designee resigns from or ceases to serve on the Board or KKR waives its rights to propose a designee to the Board.
     The foregoing description of the Purchase Agreement is a summary and is qualified in its entirety by the terms of the Purchase Agreement, a copy of which is filed herewith as Exhibit 10.1, and incorporated herein by reference.

     Indenture
     The Notes are governed by an indenture, dated as of October 23, 2007 (the “Indenture”), between the Company and Wells Fargo Bank, National Association as trustee (the “Trustee”). The Notes are convertible into cash and, at the Company’s option, if applicable, shares of the Company’s common stock, based on a conversion rate of 9.6154 shares of common stock per $1,000 principal amount of Notes (which is equal to an initial conversion price of approximately $104 per share) only in certain circumstances as set forth in the Indenture. The conversion rate is subject to adjustment in certain circumstances as described in the Indenture.
     Upon conversion, a holder will receive in respect of each $1,000 of principal amount of Notes to be converted for each conversion day in the 20-day conversion reference period one twentieth of (A) an amount in cash equal to the lesser of (i) $1,000 or (ii) the conversion value, determined in the manner set forth in the Indenture and (B) if the conversion value per Note exceeds $1,000, the Company will also deliver, at its election, cash or common stock or a combination of cash and common stock for the conversion value in excess of $1,000.
     The conversion rate shall not exceed 11.5741 shares per $1,000 principal amount of the Notes on account of adjustments to the conversion rate pursuant to the Indenture, subject to the conversion rate adjustments set forth in the Indenture.
     The Notes will bear interest at a rate of 1.25% per year payable semiannually in arrears in cash on April 15 and October 15 of each year, beginning on April 15, 2008. The Notes will mature on October 15, 2012.
     The Indenture contains a covenant that prohibits the Company from incurring indebtedness if at the time of incurrence the ratio of the Company’s Consolidated Total Debt to Consolidated EBITDA, each as defined in the Indenture, for the four preceding quarters after giving effect to the incurrence exceeds 3.25 to 1.0. This debt incurrence covenant will remain in effect until the earlier of October 23, 2010 or until the aggregate principal amount of the Notes owned by the Purchasers is less than $200 million.
     If a Change in Control, as defined in the Indenture, occurs and a holder of the Notes elects to convert its Notes in connection with such event, the Company will increase the applicable conversion rate for the Notes surrendered for conversion by a number of additional shares of the Company’s common stock as described in the Indenture. Additionally, in the event of a Fundamental Change, as defined in the Indenture, the holders of the Notes may require the Company to purchase all or a portion of their Notes at a purchase price equal to 100% of the principal amount of Notes, plus accrued and unpaid interest, if any.
     The Notes will rank equal in right of payment to all of the Company’s other existing and future senior unsecured indebtedness. The Notes will rank senior in right of payment to all of the Company’s existing and future subordinated indebtedness and structurally subordinated in right of payment to all of its subsidiaries’ obligations (including secured and unsecured obligations) and effectively subordinated in right of payment to its secured obligations to the extent of the assets securing such obligation.

     If an Event of Default, as defined in the Indenture, has occurred and is continuing, either the Trustee or the holders of not less than 25% in aggregate principal amount of the Notes then outstanding may, subject to certain exceptions provided in the Indenture, declare the principal amount of the Notes and any accrued and unpaid interest through the date of such declaration, to be immediately due and payable. In the case of certain events of bankruptcy or insolvency, the principal amount of the Notes and any unpaid interest accrued thereon through the occurrence of such event shall automatically become and be immediately due and payable.
     The foregoing descriptions of the Indenture and the Notes are summaries and are qualified in their entirety by the terms of the Indenture, a copy of which is filed herewith as Exhibit 4.1, and the Notes, a copy of which is attached as an exhibit to the Indenture, each of which is incorporated herein by reference.
     Registration Rights Agreement
     In connection with the sale of the Notes, the Company entered into a registration rights agreement, dated as of October 23, 2007, with the Purchasers (the “Registration Rights Agreement”). Under the Registration Rights Agreement, the Company has agreed to use its reasonable efforts to cause to become effective within 12 months after the closing of the offering of the Notes, a shelf registration statement with respect to the resale of the Notes and the shares of common stock issuable upon conversion of the Notes held by those noteholders who have provided certain information to the Company. The Company will use its reasonable efforts to keep the shelf registration statement continuously effective until the earlier of (i) such time as all of the securities cease to be Registrable Securities (as defined in the Registration Rights Agreement); and (ii) January 23, 2012, the date that is five years and three months after the closing.
     The Company will be required to pay additional interest, subject to certain limitations, to the holders of the Notes if it fails to comply with its obligations to register the Notes and the common stock issuable upon conversion of the Notes and, subject to certain limitations, keep the shelf registration statement effective as required under the Registration Rights Agreement. In addition, the Company agreed to assist the Purchasers with up to three distributions of not less than $75 million aggregate principal amount of Notes under the circumstances described in the Registration Rights Agreement. Included within those three distributions, the Company also agreed to assist the Purchasers in distributions of not less than $50 million if the distribution includes all securities held by a Purchaser and its affiliates.
     The foregoing description of the Registration Rights Agreement is a summary and is qualified in its entirety by the terms of the Registration Rights Agreement, a copy of which is filed herewith as Exhibit 4.2, and incorporated herein by reference.
Item 1.02. Termination of a Material Definitive Agreement.
     On October 22, 2007, the Company entered into a Termination and Settlement Agreement (the “Termination Agreement”) with KKR, KHI Parent Inc., KHI Merger Sub Inc. and GSCP. Under the Termination Agreement, effective at the closing of the Purchase Agreement on October 23, 2007, each of (i) the Agreement and Plan of Merger, dated April 26,

2007, among the Company, KHI Parent Inc. and KHI Merger Sub Inc. (the “Merger Agreement”), (ii) the related guarantees (the “Guarantees”) and (iii) the Election Agreement, dated April 26, 2007, between KHI Parent Inc. and Dr. Sidney Harman, was terminated in its entirety.
     Under the Termination Agreement, the Company and affiliates of KKR and GSCP agreed to release each other from all claims and actions arising out of or related to the Merger Agreement, the Guarantees and the transactions contemplated thereby.
     The foregoing description of the Termination Agreement is a summary and is qualified in its entirety by the terms of the Termination Agreement, a copy of which is filed herewith as Exhibit 10.2, and incorporated herein by reference.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     On October 23, 2007, the Company issued $400 million aggregate principal amount of the Notes. The Notes will bear interest at a rate of 1.25% per year, payable semiannually in arrears in cash on April 15 and October 15 of each year, beginning on April 15, 2008. The Notes will mature on October 15, 2012.
     The Notes and the underlying common stock issuable upon conversion of the Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.
     Additional terms and conditions of the Notes and the Indenture pursuant to which the Notes were issued are contained in Item 1.01 of this report and are incorporated herein by reference.
Item 3.02. Unregistered Sales of Equity Securities.
     On October 22, 2007, the Company agreed to sell $400 million aggregate principal amount of the Notes to the Purchasers in a private placement pursuant to exemptions from the registration requirements of the Securities Act. The private placement of the Notes was concluded on October 23, 2007.
     The Company offered and sold the Notes to the Purchasers in reliance on exemptions from registration provided under Section 4(2) of the Securities Act. The Company relied on these exemptions from registration based in part on representations made by the Purchasers in the Purchase Agreement.
     The Notes and the underlying common stock issuable upon conversion of the Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This report on

Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.
     Additional terms and conditions are contained in Item 1.01 of this report and are incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description

4.1
Indenture, related to the 1.25% Convertible Senior Notes due 2012, dated as of October 23, 2007, between Harman International Industries, Incorporated and Wells Fargo Bank, National Association, as trustee (including the form of 1.25% Convertible Senior Note due 2012).

4.2
Registration Rights Agreement, dated as of October 23, 2007, between Harman International Industries, Incorporated, KKR I-H Limited, GS Capital Partners VI Fund L.P., GS Capital Partners VI Parallel, L.P., GS Capital Partners VI Offshore Fund, L.P., GS Capital Partners VI GmbH & Co. KG, Citibank, N.A. and HSBC USA Inc.

10.1
Note Purchase Agreement, dated October 22, 2007, by and among Harman International Industries, Incorporated, KKR I-H Limited, GS Capital Partners VI Fund L.P., GS Capital Partners VI Parallel, L.P., GS Capital Partners VI Offshore Fund, L.P., GS Capital Partners VI GmbH & Co. KG, Citibank, N.A., HSBC USA Inc. and, for limited purposes, Kohlberg Kravis Roberts & Co. L.P.

10.2
Termination and Settlement Agreement, dated October 22, 2007, by and among Harman International Industries, Incorporated, KHI Parent Inc., KHI Merger Sub Inc., KKR 2006 Fund L.P., Kohlberg Kravis Roberts & Co. L.P., GS Capital Partners VI Fund L.P., GS Capital Partners VI Parallel, L.P., GS Capital Partners VI Offshore Fund, L.P. and GS Capital Partners VI GmbH & Co. KG

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED
By:	/s/ Edwin C. Summers
Edwin C. Summers
Vice President, General Counsel and Secretary

Date: October 24, 2007